EXHIBIT 10.2

QUEPASA CORPORATION
324 Datura Street, Suite 114
West Palm Beach, Florida 33401

December 14, 2010

Dear Investors:

This is being provided to all investors in the Quepasa Corporation Private Placement.  The Securities Purchase Agreement is being amended as reflected below:

1.           Section 1(f)(i) shall be revoked and replaced with the following:

(i)  Up to 2,000,000 shares are being offered and may be sold (the “Maximum”).

2.           The following shall be added to the end of Section 2(a):

Notwithstanding the forgoing, the Closing will occur on December 20, 2010.

3.           The following shall be added to the end of Section 8(g):

Provided, however, the Purchasers commitment and the purchase price cannot be increased without the Purchaser’s consent.

4.           The following shall be added to the end of Section 8(m):

Notwithstanding the forgoing, this Section 8(m) does not apply to any Purchaser required by SEC rules or regulations to file a Form 3, Form 4, Schedule 13D and/or Schedule 13G or any amendment(s) to any such Form or Schedule.

If you are agreeable to the preceding, please sign below.
Sincerely,

Michael Matte
Chief Financial Officer

AGREED AND ACCEPTED:

[Print Name]

[Sign Name]

[Print Title, if applicable]